Exhibit 23.8

Consent to be Named as a Director Nominee

I hereby consent, pursuant to Rule 438 of the Securities of 1933, as amended, to being named as a nominee to the board of directors of NewStar Financial, Inc. in its Registration Statement on Form S-1 (File No. 333-137513) and any and all amendments and supplements thereto, to be filed with the Securities and Exchange Commission, and to the filing of this consent as an exhibit to the Registration Statement.

Dated: November 21, 2006

/s/    PETER A. SCHMIDT-FELLNER